Southwest Airlines Co. Investor Relations investor.relations@wnco.com

SOUTHWEST AIRLINES REPORTS THIRD QUARTER 2026 RESULTS; RECORD REVENUE PERFORMANCE DRIVES YEAR-OVER-YEAR MARGIN EXPANSION

Record third quarter operating revenue and all-time record unit revenues
Expanded margins year-over-year despite significant fuel headwind
Announced Southwest Icon Lounge™ network
Will host a Capital Markets Day in New York City on March 2, 2027

DALLAS, TEXAS - October 21, 2026 - Southwest Airlines Co. (NYSE: LUV) today reported third quarter 2026 financial results, reflecting strong demand for the Southwest product and continued momentum across the business.

"Customers are responding to the enhanced Southwest offering, and it shows in our results. Demand remained strong as we lapped last year's bag fee and other commercial initiatives, reinforcing our belief that the earnings power we've built is durable, even with significantly higher fuel costs.

"With the transformation complete, our efforts have shifted to optimizing the business and delivering the next set of Customer Experience enhancements, both focused on unlocking the next phase of value creation. Robust demand has continued in the fourth quarter, and we are seeing encouraging progress across our product and loyalty initiatives. We remain confident in our ability to further strengthen earnings, improve returns, and expand margins over time.

"We look forward to sharing our multi-year financial framework, the targets we are managing toward, and our path to achieving them at our Capital Markets Day in New York City on March 2, 2027," said Bob Jordan, Southwest Airlines President & Chief Executive Officer.

Highlights:
•Net income of $270 million, or $0.55 diluted EPS, adjusted net income¹ of $328 million, or $0.66 adjusted EPS¹
•Operating revenues of $8.4 billion, up 21.2%, a third quarter Company record
•Unit revenues increased 21.6%, exceeding prior guidance, achieving an all-time record
•Operating margin of 4.5%, up 4.0 points year-over-year; adjusted operating margin¹ of 5.4%, up 4.8 points year-over-year despite an $821 million increase in nominal fuel costs
•Returned $176 million to Shareholders through dividends
•Record third quarter passenger revenue and the highest passenger yield in the Company's history
•Managed business revenue reached a third quarter record, with 20 of the 50 all-time top managed business booking days occurring during the quarter
•Announced enhancements to the Rapid Rewards® program, including a new Platinum tier, a faster path to status through card spend, new Milestone Rewards, and new loyalty redemption partners
•Announced plans to launch the Southwest Icon Lounge™ network, the Company's first airport lounges, with the first guests expected in 2027
•Became the first U.S. airline to make flight shopping available through ChatGPT
•Enhanced Southwest Business with the introduction of Business Priority and NDC connectivity, making it easier for corporate Customers to access and book Southwest products and services
•Welcomed TAP Air Portugal and LOT Polish Airlines as Southwest's tenth and eleventh airline partners
•Continued installation of Starlink ultra-fast WiFi across all aircraft, with fleet-wide installation expected to be complete in fall 2027

Guidance and Outlook:
The following tables provide guidance for fourth quarter and full-year 2026. The Company's guidance is based on the forward fuel curve as of October 15, 2026 and assumes the current fare environment and demand trends remain broadly intact.

4Q 2026 Forecast
Adjusted EPS[1,2]	$0.55 to $0.80
ASMs (a), year-over-year	3% to 4%
RASM (b), year-over-year	19% to 21%
CASM-X (c), year-over-year[1,2]	4.0% to 4.5%

2026 Forecast
Adjusted EPS[1,2]	$2.60 to $2.85
(a) Available seat miles ("ASMs" or "capacity").
(b) Operating revenue per available seat mile ("RASM" or "unit revenues").
(c) Operating expenses per available seat mile, excluding aircraft fuel and related taxes expense, special items, and profit sharing ("CASM-X").

Revenue:
•Record third quarter 2026 operating revenues of $8.4 billion, up 21.2 percent year-over-year
•Third quarter 2026 RASM reached an all-time record, increasing 21.6 percent year-over-year, on capacity down 0.4 percent
•Fourth quarter 2026 RASM is expected to increase between 19% and 21% year-over-year

Costs:
•Third quarter 2026 operating expenses increased 16.3 percent year-over-year to $8.0 billion; operating expenses excluding special items¹ increased 15.4 percent year-over-year to $8.0 billion
•Third quarter 2026 operating expenses, excluding aircraft fuel and related taxes expense, special items, and profit sharing1, increased 3.4 percent year-over-year
•Third quarter 2026 CASM-X1 increased 3.8 percent year-over-year
•Fourth quarter 2026 CASM-X1,2 is expected to increase between 4.0% and 4.5% year-over-year, which includes an expected 1.0 point headwind from the removal of six seats from the Boeing 737-700 fleet to enable extra legroom seating

Fuel:
•Third quarter 2026 fuel cost was $3.92 per gallon, above prior assumptions of $3.70 to $3.75 per gallon. Fuel expense increased by $821 million compared to the third quarter of 2025 and represented a $1.08 headwind to adjusted EPS
•Fourth quarter 2026 fuel cost per gallon is assumed to be approximately $4.553 based on the forward curve as of October 15, 2026

Capacity, Fleet, and Capital Spending:
•Third quarter 2026 capacity decreased 0.4 percent year-over-year
•Received 20 Boeing 737-8 aircraft and retired 20 aircraft in third quarter 2026, ending the quarter with 803 aircraft (retirements included the sale of three Boeing 737-800 aircraft and the retirement of 17 Boeing 737-700 aircraft)
•Third quarter 2026 gain on sale of $214 million, including $96 million primarily from retiring aircraft and engine sales and $118 million from sale-leaseback transactions
•Third quarter 2026 gross capital expenditures were $1.0 billion, driven primarily by aircraft-related capital spending, as well as technology, facilities, and operational investments
•Expect a total of 67 Boeing 737-8 and 737-7 aircraft deliveries and plan to retire approximately 60 aircraft in 2026

•Entered 2026 with a disciplined capacity plan and now expect full-year growth of approximately 1.2%, versus last updated guidance of approximately 1.5%
•Expect 2026 net capital spending4 between $2.5 billion and $2.75 billion
Liquidity and Capital Deployment:
•Ended third quarter 2026 with $5.6 billion in liquidity, comprised of $3.6 billion in cash and cash equivalents and a revolving credit line of $2.0 billion
•Ended the quarter with gross leverage1 of 1.9x
•Have unencumbered aircraft and other related assets with a net book value of approximately $15.8 billion
•Distributed $176 million in dividends during third quarter 2026
•$450 million remains outstanding under the Company's $2.0 billion share repurchase authorization

Conference Call:
Southwest will discuss its third quarter 2026 results on a conference call at 10:00 a.m. Eastern Time on October 22, 2026. To listen to a live broadcast of the conference call, please go to
https://www.investors.southwest.com.

Footnotes
1See Note Regarding Use of Non-GAAP Financial Measures for additional information on special items. In addition, information regarding special items is included in the accompanying table Reconciliation of Reported Amounts to Non-GAAP Items (also referred to as "excluding special items").
2Projections do not reflect the potential impact of special items and/or Aircraft fuel and related taxes expense, special items, and profit sharing because the Company cannot reliably predict or estimate those items or expenses or their impact to its financial statements in future periods, particularly given the unusual or infrequent nature of special items and especially considering the significant volatility of the Aircraft fuel and related taxes expense line item. Accordingly, the Company believes a reconciliation of non-GAAP financial measures to the equivalent GAAP financial measures for these projected results is not meaningful or available without unreasonable effort.
3Based on market prices as of October 15, 2026. Fuel cost per gallon includes fuel taxes and fuel hedging net premium expense of $0.05 per gallon related to terminated fuel derivative contracts.
4Net capital expenditures include the impact of aircraft sales and sale-leaseback transactions.

Throughout this press release, certain columns and rows may not calculate precisely to the reported totals due to the use of rounded numbers.

Cautionary Statement Regarding Forward-Looking Statements
This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Specific forward-looking statements include, without limitation, statements related to (i) the Company's financial outlook, expectations, plans, targets, and projected results of operations, including with respect to earnings power and margin expansion; (ii) the Company’s initiatives, strategic priorities, focus areas, core strengths, goals, and opportunities, including with respect to product offering enhancements; (iii) the Company’s expectations with respect to demand, competitive positioning, and Customer response to its product offering; (iv) the Company’s capacity plans and expectations; (v) the Company's expectations with respect to fuel costs and fuel efficiency; (vi) the Company’s fleet plans and expectations, including with respect to the Company’s fleet order book, fleet upgrades and modernization, fleet transactions, fleet deliveries and retirements; (vii) the Company's plans, estimates, and assumptions related to capital spending; and (viii) the Company’s plans, expectations, and targets with respect to its investment-grade balance sheet, liquidity, leverage, and share repurchases and other Shareholder returns. These forward-looking statements are based on the Company's current estimates, intentions, beliefs, expectations, goals, strategies, and projections for the future and are not guarantees of future performance. Forward-looking statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors include, among others, (i) the impact of geopolitical conflicts, fears or actual outbreaks of diseases, extreme or severe weather and natural disasters, actions of competitors (including, without limitation, pricing, scheduling, capacity, and network decisions, and consolidation and alliance activities), governmental actions, consumer perception, consumer uncertainties with respect to trade policies, tariffs, or government shutdowns, economic conditions, fears or actual acts of terrorism or war, sociodemographic trends, and other factors beyond the Company's control, on consumer behavior and the Company's results of operations and business decisions, plans, strategies, and results; (ii) the Company's ability to timely and effectively implement, transition, operate, maintain, and protect the technology systems, cybersecurity measures, artificial intelligence and other emerging technology capabilities, and infrastructure necessary to support its operations and initiatives; (iii) the Company’s ability to effectively execute and evolve its strategic plans, initiatives, product offerings, and policies, including related consumer behavior and response; (iv) the impact of fuel price changes, fuel price volatility, and fuel availability on the Company's business plans and results of operations; (v) the impact of the Federal Aviation Administration and other governmental regulations and actions, including with respect to government shutdowns and Air Traffic Control staffing shortages and inefficiencies, as well as the Company’s ability to obtain any required governmental approvals, on the Company's business plans, results, and operations; (vi) the Company's dependence on The Boeing Company (“Boeing”) and Boeing suppliers with respect to the Company's aircraft deliveries, fleet and capacity plans, operations, maintenance, strategies, and goals; (vii) the Company's dependence on other third parties, including with respect to technology, revenue management, distribution channels, operational reliability, fuel supply, maintenance, and the impact on the Company's operations and results of operations of any third-party delays or nonperformance; (viii) the impact of labor matters on the Company's business decisions, plans, strategies, and results; (ix) the Company's ability to obtain and maintain adequate infrastructure and equipment to support its operations and initiatives; (x) the Company's dependence on its workforce, including its ability to employ and retain sufficient numbers of qualified Employees with appropriate skills and expertise to effectively and efficiently maintain its operations and execute the Company’s plans; (xi) the cost and effects of the actions of activist shareholders; and (xii) other factors, as described in the Company's filings with the

Securities and Exchange Commission, including the detailed factors discussed under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Investor Contact:
Southwest Airlines Investor Relations
investor.relations@wnco.com

Media Contact:
Southwest Airlines Media Relations
214-792-4847
swamedia@wnco.com

Southwest Airlines Co.
Condensed Consolidated Statement of Income
(in millions, except per share amounts)
(unaudited)

	Three months ended			Nine months ended
	September 30,			September 30,
	2026	2025	Percent Change	2026	2025	Percent Change
OPERATING REVENUES:
Passenger	$7,754	$6,313	22.8	$22,091	$18,751	17.8
Freight	48	42	14.3	141	127	11.0
Other	621	594	4.5	1,872	1,743	7.4
Total operating revenues	8,422	6,949	21.2	24,104	20,621	16.9

OPERATING EXPENSES:
Salaries, wages, and benefits	3,542	3,219	10.0	10,338	9,583	7.9
Aircraft fuel and related taxes	2,152	1,331	61.7	5,723	3,907	46.5
Maintenance materials and repairs	303	299	1.3	855	921	(7.2)
Landing fees and airport rentals	623	548	13.7	1,831	1,638	11.8
Depreciation and amortization	398	394	1.0	1,198	1,189	0.8
Other operating expenses	1,026	1,123	(8.6)	3,166	3,346	(5.4)
Total operating expenses	8,043	6,914	16.3	23,110	20,584	12.3

OPERATING INCOME	379	35	n.m.	994	37	n.m.

NON-OPERATING EXPENSES (INCOME):
Interest expense	70	35	100.0	188	120	56.7
Capitalized interest	(13)	(13)	—	(38)	(38)	—
Interest income	(33)	(34)	(2.9)	(90)	(172)	(47.7)
Other gains, net	(1)	(21)	(95.2)	(13)	(28)	(53.6)
Total non-operating expenses (income)	24	(33)	n.m.	47	(118)	n.m.

INCOME BEFORE INCOME TAXES	355	68	n.m.	946	155	n.m.
PROVISION FOR INCOME TAXES	85	14	n.m.	216	37	n.m.
NET INCOME	$270	$54	n.m.	$730	$118	n.m.

NET INCOME PER SHARE:
Basic	$0.55	$0.10	n.m.	$1.48	$0.21	n.m.
Diluted	$0.55	$0.10	n.m.	$1.47	$0.21	n.m.

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	489	523	(6.5)	492	548	(10.2)
Diluted	494	526	(6.1)	497	551	(9.8)

Southwest Airlines Co.
Reconciliation of Reported Amounts to Non-GAAP Financial Measures (excluding special items)
(See Note Regarding Use of Non-GAAP Financial Measures)
(in millions, except per share and per ASM amounts) (unaudited)

		Three months ended			Nine months ended
		September 30,		Percent	September 30,		Percent
		2026	2025	Change	2026	2025	Change
	Operating revenues, as reported	$8,422	$6,949		$24,104	$20,621
(a)	Add: Breakage revenue adjustment	—	—		285	—
	Operating revenues, excluding special items	$8,422	$6,949	21.2	$24,389	$20,621	18.3

	Aircraft fuel and related taxes, unhedged	$2,123	$1,295		$5,637	$3,797
(b)	Add: Premium cost of fuel contracts designated as hedges	29	36		86	110
	Aircraft fuel and related taxes, as reported	$2,152	$1,331	61.7	$5,723	$3,907	46.5

	Total operating expenses, as reported	$8,043	$6,914		$23,110	$20,584
	Deduct: Impairment of long-lived assets	(30)	—		(30)	(8)
	Deduct: Litigation accruals	(13)	—		(13)	(19)
	Deduct: Transformation costs	—	(7)		—	(33)
(c)	Deduct: Severance and related costs	(30)	—		(45)	(62)
	Total operating expenses, excluding special items	$7,970	$6,907	15.4	$23,022	$20,462	12.5
	Deduct: Aircraft fuel and related taxes expense, as reported	(2,152)	(1,331)		(5,723)	(3,907)
	Operating expenses, excluding Aircraft fuel and related taxes expense and special items	$5,818	$5,576	4.3	$17,299	$16,555	4.5
	Deduct: Profit-sharing expense	(62)	(11)		(165)	(26)
	Operating expenses, excluding Aircraft fuel and related taxes expense, special items, and profit sharing	$5,756	$5,565	3.4	$17,134	$16,529	3.7

	Operating income, as reported	$379	$35		$994	$37
(a)	Add: Breakage revenue adjustment	—	—		285	—
	Add: Impairment of long-lived assets	30	—		30	8
	Add: Litigation accruals	13	—		13	19
	Add: Transformation costs	—	7		—	33
(c)	Add: Severance and related costs	30	—		45	62
	Operating income, excluding special items	$452	$42	976.2	$1,367	$159	759.7

	Total operating revenues, as reported	$8,422	$6,949		$24,104	$20,621
	Operating margin, as reported	4.5%	0.5%	4.0 pts.	4.1%	0.2%	3.9 pts.
	Add: Impact of special items	0.9%	0.1%		1.5%	0.6%
	Operating margin, excluding special items	5.4%	0.6%	4.8 pts.	5.6%	0.8%	4.8 pts.

	Income before income taxes, as reported	$355	$68		$946	$155
(a)	Add: Breakage revenue adjustment	—	—		285	—
	Add: Litigation accruals	13	—		13	19
	Add: Transformation costs	—	7		—	33
(c)	Add: Severance and related costs	30	—		45	62

	Add: Impairment of long-lived assets	30	—		30	8
	Income before income taxes, excluding special items	$428	$75	470.7	$1,320	$277	376.5

	Provision for income taxes, as reported	$85	$14		$216	$37
(d)	Add: Net income tax impact of special items	16	3		85	29
	Provision for income taxes, net, excluding special items	$101	$17	494.1	$301	$66	356.1

	Net income, as reported	$270	$54		$730	$118
(a)	Add: Breakage revenue adjustment	—	—		285	—
	Add: Litigation accruals	13	—		13	19
	Add: Transformation costs	—	7		—	33
(c)	Add: Severance and related costs	30	—		45	62
	Add: Impairment of long-lived assets	30	—		30	8
(d)	Deduct: Net income tax impact of special items	(16)	(3)		(85)	(29)
	Net income, excluding special items	$328	$58	465.5	$1,019	$211	382.9

	Total operating revenues, as reported	$8,422	$6,949		$24,104	$20,621
	Net margin, as reported	3.2%	0.8%	2.4 pts.	3.0%	0.6%	2.4 pts.
	Add: Impact of special items	0.9%	0.1%		1.5%	0.6%
(d)	Deduct: Net income tax impact of special items	(0.2)%	—%		(0.3)%	(0.1)%
	Net margin, excluding special items	3.9%	0.8%	3.1 pts.	4.2%	1.0%	3.2 pts.

	Net income per share, diluted, as reported	$0.55	$0.10		$1.47	$0.21
	Add: Impact of special items	0.15	0.02		0.75	0.22
(d)	Deduct: Net income tax impact of special items	(0.04)	(0.01)		(0.17)	(0.05)
	Net income per share, diluted, excluding special items	$0.66	$0.11	500.0	$2.05	$0.38	439.5

	Operating revenues per ASM (cents), as reported	18.55 ¢	15.25 ¢		17.92 ¢	15.39 ¢
	Add: Impact of special items	—	—		0.21	—
	Operating revenues per ASM, excluding special items (cents)	18.55 ¢	15.25 ¢	21.6	18.13 ¢	15.39 ¢	17.8

	Operating expenses per ASM (cents)	17.72 ¢	15.17 ¢		17.18 ¢	15.36 ¢
	Deduct: Impact of special items	(0.16)	(0.02)		(0.07)	(0.09)
	Deduct: Aircraft fuel and related taxes expense divided by ASMs	(4.74)	(2.92)		(4.25)	(2.91)
	Deduct: Profit-sharing expense divided by ASMs	(0.14)	(0.02)		(0.12)	(0.02)

Operating expenses per ASM, excluding Aircraft fuel and related taxes expense, special items, and profit sharing (cents)	12.68	¢	12.21	¢	3.8	12.74	¢	12.34	¢	3.2
(a) Represents a change in breakage revenue estimate related to non-expiring flight credits the Company issued to Passengers between July 2022 and December 2025. Due to higher-than-projected Customer redemptions of these non-expiring flight credits, along with updated projections of future redemptions, the Company has revised its estimates with regards to the remaining non-expiring flight credits that remain available for redemption.
(b) Includes amounts reclassified from Accumulated other comprehensive income associated with hedges previously terminated.
(c) Represents Employee severance and other related payments resulting from corporate workforce reductions.
(d) Tax amounts for each individual special item are calculated at the Company's effective rate for the applicable period and totaled in this line item.

Southwest Airlines Co.
Comparative Consolidated Operating Statistics
(unaudited)
Relevant comparative operating statistics for the three and nine months ended September 30, 2026 and 2025 are included below. The Company provides these operating statistics because they are commonly used in the airline industry and, as such, allow readers to compare the Company’s performance against its results for the prior year period, as well as against the performance of the Company’s peers.

	Three months ended			Nine months ended
	September 30,		Percent	September 30,		Percent
	2026	2025	Change	2026	2025	Change
Revenue passengers carried (000s)	33,467	34,581	(3.2)	96,973	100,078	(3.1)
Enplaned passengers (000s)	43,310	43,806	(1.1)	125,105	125,330	(0.2)
Revenue passenger miles (RPMs) (in millions) (a)	36,214	36,362	(0.4)	104,711	103,875	0.8
Available seat miles (ASMs) (in millions) (b)	45,393	45,567	(0.4)	134,535	133,994	0.4
Load factor (c)	79.8%	79.8%	— pts.	77.8%	77.5%	0.3 pts.
Average length of passenger haul (miles)	1,082	1,051	2.9	1,080	1,038	4.0
Average aircraft stage length (miles)	776	784	(1.0)	779	781	(0.3)
Trips flown	357,374	356,952	0.1	1,055,484	1,056,790	(0.1)
Seats flown (000s) (d)	57,593	57,643	(0.1)	169,631	170,145	(0.3)
Seats per trip (e)	161.2	161.5	(0.2)	160.7	161.0	(0.2)
Average passenger fare	$231.69	$182.56	26.9	$227.81	$187.36	21.6
Passenger revenue yield per RPM (cents) (f)	21.41	17.36	23.3	21.10	18.05	16.9
RASM (cents) (g)	18.55	15.25	21.6	17.92	15.39	16.4
RASM, excluding special items (cents)	18.55	15.25	21.6	18.13	15.39	17.8
PRASM (cents) (h)	17.08	13.85	23.3	16.42	13.99	17.4
CASM (cents) (i)	17.72	15.17	16.8	17.18	15.36	11.8
CASM, excluding fuel (cents)	12.98	12.25	6.0	12.92	12.45	3.8
CASM, excluding special items (cents)	17.56	15.16	15.8	17.11	15.27	12.0
CASM, excluding fuel and special items (cents)	12.82	12.24	4.7	12.86	12.36	4.0
CASM, excluding fuel, special items, and profit sharing (cents)	12.68	12.21	3.8	12.74	12.34	3.2
Fuel costs per gallon, including fuel tax (unhedged)	$3.87	$2.33	66.1	$3.50	$2.33	50.2
Fuel costs per gallon, including fuel tax	$3.92	$2.40	63.3	$3.56	$2.40	48.3
Fuel consumed, in gallons (millions)	548	554	(1.1)	1,607	1,624	(1.0)
Active fulltime equivalent Employees	73,092	72,223	1.2	73,092	72,223	1.2
Aircraft at end of period	803	802	0.1	803	802	0.1
(a) A revenue passenger mile is one paying passenger flown one mile. Also referred to as "traffic," which is a measure of demand for a given period.
(b) An available seat mile is one seat (empty or full) flown one mile. Also referred to as "capacity," which is a measure of supply or the space available to carry passengers in a given period.
(c) Revenue passenger miles divided by available seat miles.
(d) Seats flown is calculated using total number of seats available by aircraft type multiplied by the total trips flown by the same aircraft type during a particular period.
(e) Seats per trip is calculated by dividing seats flown by trips flown.
(f) Calculated as passenger revenue divided by revenue passenger miles. Also referred to as "yield," this is the average cost paid by a paying passenger to fly one mile, which is a measure of revenue production and fares.
(g) RASM (unit revenue) - Operating revenue yield per ASM, calculated as operating revenue divided by available seat miles. Also referred to as "operating unit revenues," this is a measure of operating revenue production based on the total available seat miles flown during a particular period.
(h) PRASM (Passenger unit revenue) - Passenger revenue yield per ASM, calculated as passenger revenue divided by available seat miles. Also referred to as “passenger unit revenues,” this is a measure of passenger revenue production based on the total available seat miles flown during a particular period.
(i) CASM (unit costs) - Operating expenses per ASM, calculated as operating expenses divided by available seat miles. Also referred to as "unit costs" or "cost per available seat mile," this is the average cost to fly an aircraft seat (empty or full) one mile, which is a measure of cost efficiency.

Southwest Airlines Co.
Condensed Consolidated Balance Sheet
(in millions)
(unaudited)

	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$3,624	$3,231
Accounts and other receivables	1,313	1,149
Inventories of parts and supplies, at cost	997	775
Prepaid expenses and other current assets	572	490
Total current assets	6,506	5,645
Property and equipment, at cost:
Flight equipment	26,144	26,293
Ground property and equipment	9,686	9,163
Deposits on flight equipment purchase contracts	723	401
Assets constructed for others	88	88
	36,642	35,945
Less allowance for depreciation and amortization	15,654	15,700
	20,988	20,245
Goodwill	970	970
Operating lease right-of-use assets	994	1,089
Other assets	1,081	1,112
	$30,539	$29,061
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,847	$1,991
Accrued liabilities	2,382	2,349
Current operating lease liabilities	278	312
Air traffic liability	7,078	5,945
Current maturities of long-term debt	2,153	324
Total current liabilities	13,738	10,921

Long-term debt less current maturities	3,734	4,577
Air traffic liability - noncurrent	1,199	1,219
Deferred income taxes	2,513	2,289
Noncurrent operating lease liabilities	706	768
Other noncurrent liabilities	1,320	1,306
Stockholders' equity:
Common stock	888	888
Capital in excess of par value	4,326	4,322
Retained earnings	16,853	16,388
Accumulated other comprehensive income (loss)	51	(24)
Treasury stock, at cost	(14,790)	(13,593)
Total stockholders' equity	7,329	7,981
	$30,539	$29,061

Southwest Airlines Co.
Condensed Consolidated Statement of Cash Flows
(in millions) (unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$270	$54	$730	$118
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	398	394	1,198	1,189
Impairment of long-lived assets	30	—	30	8
Deferred income taxes	83	14	201	37
Gain on sale of property and equipment	(96)	(13)	(272)	(28)
Gain on sale-leaseback transactions	(118)	—	(118)	(3)
Changes in certain assets and liabilities:
Accounts and other receivables	(95)	(83)	(151)	64
Other assets	(41)	3	(156)	359
Accounts payable and accrued liabilities	41	11	(14)	(209)
Air traffic liability	92	(172)	1,113	(117)
Other liabilities	(86)	16	(216)	(19)
Cash collateral provided to derivative counterparties	—	—	—	(22)
Other, net	33	63	115	170
Net cash provided by operating activities	513	287	2,460	1,547

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(1,006)	(735)	(2,454)	(1,922)
Proceeds from sale of property and equipment	285	57	735	108
Proceeds from sale-leaseback transactions	212	—	212	23
Purchases of short-term investments	—	(100)	—	(470)
Proceeds from sales of short-term and other investments	—	350	—	1,577
Other, net	—	—	(6)	(3)
Net cash used in investing activities	(509)	(428)	(1,513)	(687)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	—	—	1,500	—
Proceeds from Employee stock plans	14	14	46	46
Repurchase of common stock	—	(250)	(1,250)	(2,500)
Payments of long-term debt and finance lease obligations	(5)	(6)	(442)	(2,603)
Payments of cash dividends	(176)	(189)	(357)	(399)
Other, net	(4)	(1)	(51)	(11)
Net cash used in financing activities	(171)	(432)	(554)	(5,467)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(167)	(573)	393	(4,607)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	3,791	3,475	3,231	7,509

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$3,624	$2,902	$3,624	$2,902

NOTE REGARDING USE OF NON-GAAP FINANCIAL MEASURES
The Company's unaudited Condensed Consolidated Financial Statements are prepared in accordance with GAAP. These GAAP financial statements include (i) unrealized noncash reclassifications, as a result of accounting requirements and elections previously made under accounting pronouncements relating to derivative instruments and hedging and (ii) other charges and benefits the Company considers unusual and/or infrequent in nature and thus may make comparisons to its prior or future performance difficult.
Accordingly, the Company also provides financial information in this filing that was not prepared in accordance with GAAP and should not be considered as a substitute for the information prepared in accordance with GAAP. The Company provides supplemental non-GAAP financial information (also referred to as "excluding special items"). Management believes special items can distort the trends associated with the Company’s ongoing performance. Therefore, management utilizes non-GAAP financial measures to evaluate the Company’s financial performance, anticipate future operating results, and assess trends without the impact of items that can vary significantly from period to period. The following measures are often provided, excluding special items, and are utilized by the Company’s management, analysts, and investors to enhance comparability of year-over-year results, as well as to industry trends: Operating revenues, non-GAAP; Total operating expenses, non-GAAP; Operating expenses, non-GAAP excluding Aircraft fuel and related taxes expense; Operating expenses, non-GAAP excluding Aircraft fuel and related taxes expense and profit sharing; Operating income, non-GAAP; Adjusted Operating income, non-GAAP; Income before income taxes, non-GAAP; Provision for income taxes, net, non-GAAP; Net income, non-GAAP; Net income per share, diluted, non-GAAP; Operating revenues per ASM, non-GAAP (cents); Operating expenses per ASM, non-GAAP, excluding Aircraft fuel and related taxes expense and profit sharing (cents); Return on invested capital, non-GAAP; adjusted operating margin; adjusted net margin; and gross leverage.

For the periods presented, special items include:

1.Charges associated with tentative and/or actual litigation settlements;
2.Expenses associated with professional advisory fees related to the Company's implementation of its comprehensive transformational plan;
3.Charges associated with Employee severance and other related payments resulting from corporate workforce reductions;
4.Reversal of breakage revenue recorded in prior years related to a portion of non-expiring flight credits issued to Customers that have either been redeemed or are expected to be redeemed in future periods;
5.Non-cash impairment charges to remove certain assets no longer in use that are not related to the direct operations of the Company from the unaudited Condensed Consolidated Balance Sheet;
6.Expenses associated with incremental professional advisory fees related to activist investor activities, which were not budgeted by the Company or associated with the ongoing operation of the airline;
7.Incremental expense associated with a voluntary separation program that allowed eligible Employees the opportunity to voluntarily separate from the Company in exchange for severance, medical/dental coverage for a specified period of time, and travel privileges based on years of service; and
8.A credit received from the Department of Transportation ("DOT") regarding a settlement reached for the Company's December 2022 operational disruption in light of the Company significantly improving its on-time performance and completion factor through the Company's investment in its Network Operations Control.

The Company has also provided its calculation of return on invested capital, which is a measure of financial performance used by management to evaluate its investment returns on capital. Return on invested capital is not a substitute for financial results as reported in accordance with GAAP and should not be utilized in place of such GAAP results. Return on invested capital is not a measure defined by GAAP. It is calculated by the Company, in part, using non-GAAP financial measures, which include charges or benefits that are deemed "special items." As noted above, the Company believes "special items" make it difficult to compare to prior periods, anticipated future periods, or industry trends since these items cannot be reliably predicted or estimated. The Company believes non-GAAP return on invested capital is a meaningful measure because it quantifies the Company's effectiveness in generating returns relative to the capital it has invested in its business. Although return on invested capital is commonly used as a measure of capital efficiency, definitions of return on invested capital differ; therefore, the Company is providing an explanation of its calculation for non-GAAP return on invested capital in the accompanying reconciliation in order to allow investors to compare and contrast its calculation to the calculations provided by other companies.

Southwest Airlines Co.
Non-GAAP Return on Invested Capital (ROIC)
(in millions)
(unaudited)

	Twelve months ended		Twelve months ended
	September 30, 2026		September 30, 2025
Operating income, as reported	$1,384		$315
Breakage revenue adjustment	285		116
Severance and related costs	45		62
Voluntary Employee programs	—		5
Net impact from fuel contracts	—		(25)
Professional advisory fees	—		18
Transformation costs	—		37
DOT settlement	(11)		—
Litigation accruals	13		19
Impairments	30		8
Operating income, non-GAAP	$1,747		$555
Net adjustment for aircraft leases (a)	214		201
Adjusted operating income, non-GAAP (A)	$1,961		$756

Non-GAAP tax rate (B)	22.7%	(d)	22.4%	(e)

Net operating profit after-tax, NOPAT (A* (1-B) = C)	$1,516		$587

Debt, including finance leases (b)	$5,244		$5,921
Equity (b)	7,409		9,181
Net present value of aircraft operating leases (b)	814		977
Average invested capital	$13,467		$16,079
Equity adjustment for hedge accounting (c)	(8)		32
Adjusted average invested capital (D)	$13,459		$16,111

Non-GAAP ROIC, pre-tax (A/D)	14.6%		4.7%

Non-GAAP ROIC, after-tax (C/D)	11.3%		3.6%
(a) Net adjustment to reflect all aircraft in fleet as owned (i.e., the impact of eliminating aircraft rent expense and replacing with estimated depreciation expense for those same aircraft). The Company makes this adjustment to enhance comparability to other entities that have different capital structures by utilizing alternative financing decisions.
(b) Calculated as an average of the five most recent quarter end balances or remaining obligations. The Net present value of aircraft operating leases represents the assumption that all aircraft in the Company’s fleet are owned, as it reflects the remaining contractual commitments discounted at the Company's estimated incremental borrowing rate as of the time each individual lease was signed.
(c) The Equity adjustment in the denominator adjusts for the cumulative impacts, in Accumulated other comprehensive income and Retained earnings, of gains and/or losses that will settle in future periods, including those associated with the Company's terminated fuel hedges. The prior period impact of these gains and/or losses is reflected in the Net impact from fuel contracts in the numerator.
(d) The GAAP twelve month rolling tax rate as of September 30, 2026, was 22.2 percent, and the Non-GAAP twelve month rolling tax rate was 22.7 percent. See Note Regarding Use of Non-GAAP Financial Measures for additional information.
(e) The GAAP twelve month rolling tax rate as of September 30, 2025, was 21.8 percent, and the Non-GAAP twelve month rolling tax rate was 22.4 percent. See Note Regarding Use of Non-GAAP Financial Measures for additional information.

The Company has also provided gross leverage, which is calculated as adjusted debt divided by trailing twelve month adjusted EBITDAR. Leverage, adjusted debt, and adjusted EBITDAR are non-GAAP measures of financial performance. Management believes these supplemental measures can provide a more accurate view of the Company's leverage and risk, since they consider the Company’s debt and debt-like obligation profile. Leverage ratios are widely used by investors, analysts, and rating agencies in the valuation, comparison, rating, and investment recommendations of companies. Although adjusted debt, adjusted EBITDAR, and leverage ratios are commonly-used financial measures, definitions of each differ; therefore, the Company is providing an explanation of its calculations for non-GAAP adjusted debt and adjusted EBITDAR in the accompanying reconciliation below in order to allow investors to compare and contrast its calculations to the calculations provided by other companies.

Southwest Airlines Co.
Non-GAAP Gross Leverage
(in millions) (unaudited)

September 30, 2026
Current maturities of long-term debt, as reported	$2,153
Long-term debt less current maturities, as reported	3,734
Total debt, including finance leases (A)	5,887
Add: Current operating lease liabilities, as reported	278
Add: Noncurrent operating lease liabilities, as reported	706
Adjusted debt (B)	$6,871

Twelve Months Ended
September 30, 2026
Net income, as reported (C)	$1,053
Interest expense (income), net of capitalized interest, as reported	59
Income tax expense (benefit), as reported	300
Non-operating other (gains) losses, net, as reported	(28)
Operating income, as reported	1,384
Impact of special items	363
Operating income, non-GAAP	1,747
Depreciation and amortization	1,569
Fixed portion of operating lease expense	345
Adjusted EBITDAR (D)	$3,661

Total debt to Net income (A/C)	5.6x
Adjusted debt to adjusted EBITDAR (B/D)	1.9x